UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 18, 2003

SHALLBETTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-31297	41-1961936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 West Georgia Street, #1305 Vancouver, British Columbia, Canada	V6E 3V7
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (604) 685-9316

4750 Table Mesa Drive, Boulder, CO 80305
(Former name or former address, if changed since last report)

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 16, 2003, the Board of Directors of the Company elected to change the Company's fiscal year end from December 31 to September 30. The Company will file a transition report on Form 10KSB for the nine month period ending September 30, 2003.

On or about December 18, 2003, the Company advised S.W. Hatfield, CPA, that it had been dismissed and would not be appointed as the Company's auditors for the fiscal year ending December 31, 2003.

The reports of S.W. Hatfield, CPA, for the two fiscal years ending December 31, 2001 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion and, except for a "going concern" qualification, were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the Company's two most recent fiscal years (ended December 30, 2002 and 2001), and from January 1, 2002 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended December 30, 2002 and 2001) and from January 1, 2002 to the date of this Report.

On December 18, 2003, the Board of Directors appointed the firm of Ellis Foster, Chartered Accountants, 1650 West 1st Avenue, Vancouver, British Columbia V6J 1G1, independent auditors of the Company for the transition period ending September 30, 2003. Prior to the engagement of Ellis Foster Charter Accountants, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company's financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

The decision to change accountants was recommended and approved by the Company's Board of Directors.

On December 18, 2003, the Company provided a draft copy of its report on Form 8K to S.W. Hatfield, CPA, requesting their comments on the information contained therein. The responsive letter from S.W. Hatfield, CPA, was filed as exhibit 16.1 to an amended report on Form 8K/A filed on December 22,2003.

On April 16, 2004, the Company provided a draft copy of this amended report on Form 8K/A to S.W. Hatfield CPA, requesting their comments on the information contained herein. The responsive letter from S.W. Hatfield CPA will be filed as an exhibit to an amended report on Form 8K/A as soon as it is available.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

       (1)        16.1 - Responsive Letter from S.W. Hatfield CPA, dated December 22, 2003, and herein incorporated by reference from Current Report on Form 8K/A filed with the U.S. Securities and Exchange Commission on December 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHALLBETTER INDUSTRIES, INC.

By: /S/ TERRY W. WONG
Terry W. Wong, President

Date: May 13, 2004